EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Second Quarter Earnings

NORWOOD, Mass., July 26, 2017--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $3.9 million, or $0.16 per diluted share, for the second quarter of 2017 compared to net income of $7.5 million, or $0.31 per diluted share, for the first quarter of 2017 and net income of $1.4 million, or $0.05 per diluted share, for the second quarter of 2016.

The second quarter of 2017 included a pre-tax gain of $928,000 ($595,000 after-tax, or $0.02 per diluted share) from the sale of the Company's remaining available-for-sale debt securities portfolio. Excluding this item, net income was $3.3 million, or $0.14 per diluted share, for the second quarter of 2017. As first disclosed in a Form 10-Q as filed with the Securities and Exchange Commission on May 5, 2017, the Company’s Management Investment Committee approved a change in strategy to liquidate its externally managed available-for-sale debt securities portfolio (which largely consisted of corporate debt securities) during the second quarter as continued rising interest rates would likely negatively impact the returns of this portfolio over time. This portfolio had a carrying value of $164.6 million at the end of the first quarter. The Company intends to ultimately invest approximately $100.0 million of the proceeds from the sale of these bonds in its internally managed fixed income securities portfolio, which is accounted for as held to maturity, and most of this liquidation and reinvestment had been accomplished by the end of the second quarter. The remaining proceeds were used to fund incremental loan growth.

The first quarter of 2017 included a pre-tax gain of $5.9 million ($3.8 million after-tax, or $0.16 per diluted share) from the Company's investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc., a pre-tax loss of $1.1 million ($676,000 after-tax, or $0.03 per diluted share) from the sale of the Company's investments in mutual funds, and the reversal of a valuation allowance for state taxes of $1.7 million, or $0.07 per diluted share. Excluding these three items, net income was $2.7 million, or $0.11 per diluted share, for first quarter of 2017.

For the six months ended June 30, 2017, net income was $5.9 million, or $0.25 per diluted share, excluding the nonrecurring items discussed above, compared to net income of $3.0 million, or $0.12 per diluted share, for the six months ended June 30, 2016. On a GAAP basis, the Company had net income of $11.4 million, or $0.47 per diluted share for the six months ended June 30, 2017 (see page 15 for a reconciliation of GAAP to non-GAAP measures).

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "The first half of 2017 was an important period in the continued transformation of our bank. We took some key steps to restructure our securities portfolio by selling our portfolio of mutual fund investments in the first quarter and restructuring of the remaining portfolio of available-for-sale debt securities in the second quarter. These actions will reduce volatility in our quarterly financial statements and, together with the expansion of our loan portfolio over the past several years, have reduced the level of investment securities to just 12% of total assets at June 30, 2017. As recently as the end of 2013, investment securities comprised approximately one-third of the Company's total assets.

Parent continued, "All of our businesses have performed well in 2017 as earnings per share from core operations more than doubled in the first half of 2017 from the comparable period in 2016. Mortgage originations and revenues continued to climb, reflecting the successful and continued expansion of that business, our commercial lending teams have generated strong loan growth, and our retail banking team has done a great job bringing in deposits. The three branches we have opened since the fourth quarter of 2014 have a combined deposit total of $229 million at June 30, 2017 while our division in Nantucket, which was acquired in early 2014, ended the second quarter with $339 million in deposits. Revenues, excluding securities gains and nonrecurring items, grew 31% in the second quarter compared to the year ago period and, importantly, much of the investment spending that gave rise to the revenue improvement is behind us. The significant growth in revenue from the second quarter of last year was accompanied by a relatively modest 3% increase in noninterest expense and this has provided us with significant positive operating leverage while reducing our efficiency ratio to 67% in the second quarter from 80% a year ago. We just crossed the three year anniversary of our mutual to stock conversion and are proud of the progress the Company has made. We look forward to the future with enthusiasm and to creating value for our stakeholders."

BALANCE SHEET
Compared to March 31, 2017, total assets grew $17 million, or 1%, to $2.5 billion at June 30, 2017. The increase was driven by loan growth as total loans increased $79 million, or 4%, to $2.1 billion at June 30, 2017. By category, the increase was mainly driven by commercial real estate loans, which were up $55 million, or 8%, and commercial business loans, which were up $17 million, or 8%. Residential mortgage loans were little changed as growth from new originations was offset by loan sales. In addition to the increase in loans, short-term investments were up $14 million, or 73%. These increases were partially offset by an $81 million, or 22%, decline in the combination of securities available-for-sale and held to maturity, reflecting the aforementioned sale of the remaining available-for-sale debt securities portfolio and the partial reinvestment of those proceeds into securities classified as held to maturity. At June 30, 2017, 96% of all securities (and 100% of all debt securities) are classified as held to maturity.

Compared to June 30, 2016, total assets increased $273 million, or 12%. Loans also drove the growth in total assets in this comparison, increasing $381 million, or 23%. By category, the increase from June 30, 2016 was due to residential mortgage loans, which were up $219 million, or 32%, commercial real estate loans, which were up $147 million, or 24%, and commercial business loans, which were up $49 million, or 28%. Residential mortgage loan originations were $139 million in the second quarter of 2017 compared to $126 million in the second quarter of 2016 as the expanded origination team continued to grow the business and gain market share. In the second quarter of 2017, commercial loans (real estate and non-real estate combined) totaling $137 million were added to the balance sheet compared to $109 million in the second quarter of 2016. The growth in loans was partially offset by a $107 million, or 27%, decline in the combination of securities available-for-sale and held to maturity, due to the previously discussed sales of the mutual fund investment portfolio and the remaining available-for-sale debt securities portfolio.

Compared to March 31, 2017, deposits grew $109 million, or 6%, to $2.0 billion at June 30, 2017 mainly reflecting growth in municipal deposits and brokered certificates of deposit. Deposits at the Company's newest branch, which was opened in the fourth quarter of 2016 and is located in the Seaport District of Boston, grew $12 million during the second quarter to $63 million at June 30, 2017. The Company's branch in Westwood, which was opened in the fourth quarter of 2015, surpassed the $100 million mark in deposits during the second quarter. Borrowings declined to $130 million at June 30, 2017 from $223 million at March 31, 2017 due to the sale of the remaining available-for-sale debt securities portfolio and a shift in wholesale funding to a higher level of brokered certificates of deposit.

Compared to June 30, 2016, deposits grew $364 million, or 23%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increases were seen in money market deposits, which were up $168 million, brokered certificates of deposit, which were up $140 million, and NOW and demand deposits, which were up $62 million. A $130 million decline in short-term borrowings was partially offset by a $45 million increase in long-term borrowings. All borrowings at June 30, 2017 are classified as long-term.

Stockholders’ equity was $397 million at June 30, 2017 and March 31, 2017 compared to $392 million at June 30, 2016. The increase from a year ago was mainly due to net income over the past four quarters, which added $17.0 million to stockholders' equity, partially offset by share repurchases that took place in the second half of 2016 and dividends, including a special dividend of $0.20 per common share in the second quarter of 2017. There were no share repurchases in the first half of 2017.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $16.4 million in the second quarter of 2017, up $527,000, or 3%, from $15.9 million in the first quarter of 2017 and up $3.1 million, or 23%, from $13.3 million in the second quarter of 2016. Net interest margin was 2.75% in the second quarter of 2017, up from 2.70% in the first quarter of 2017 and from 2.56% in the second quarter of 2016.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "Reported net interest and dividend income (FTE)", a Non-GAAP measure) was $16.5 million in the second quarter of 2017, up $521,000, or 3%, from $15.9 million in the first quarter of 2017, and up $3.1 million, or 23%, from $13.4 million in the second quarter of 2016. Net interest margin on a fully taxable equivalent basis (referred to herein as "Reported net interest margin (FTE)", a Non-GAAP measure) improved to 2.76% in the second quarter of 2017 from 2.71% in the first quarter of 2017 and 2.58% in the second quarter of 2016.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "Adjusted net interest and dividend income (FTE)" and "Adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table will focus on changes in Adjusted net interest and dividend income and Adjusted net interest margin.

(Unaudited, dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net Interest and Dividend Income
Reported net interest and dividend income	$16,408	$15,881	$15,950	$14,495	$13,316
FTE adjustment	60	66	78	65	77
Reported net interest and dividend income (FTE)	16,468	15,947	16,028	14,560	13,393
Mutual fund dividends (2)	—	—	(844)	(96)	—
Purchase accounting accretion (2)	(181)	(107)	(137)	(115)	(133)
Accelerated bond amortization/(accretion) on note redemptions	—	—	—	(193)	203
Adjusted net interest and dividend income (FTE) (1)	$16,287	$15,840	$15,047	$14,156	$13,463

Net Interest Margin
Reported net interest margin	2.75%	2.70%	2.81%	2.67%	2.56%
FTE adjustment	0.01	0.01	0.01	0.01	0.02
Reported net interest margin (FTE)	2.76	2.71	2.82	2.68	2.58
Mutual fund dividends (2)	—	0.03	(0.10)	0.03	0.05
Purchase accounting accretion (2)	(0.03)	(0.02)	(0.03)	(0.02)	(0.03)
Accelerated bond amortization/(accretion) on note redemptions	—	—	—	(0.04)	0.04
Adjusted net interest margin (FTE) (1)	2.73%	2.72%	2.69%	2.65%	2.64%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE), using a federal statutory tax rate of 35% (a statutory tax rate of 34% was used prior to the fourth quarter of 2016). Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) Note: In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful because of the volatility or non-recurring nature of certain items from quarter to quarter. The Company sold its investments in mutual funds during the first quarter of 2017.

Adjusted net interest and dividend income on a fully tax equivalent basis increased $447,000, or 3%, to $16.3 million in the second quarter of 2017 from $15.8 million in the first quarter of 2017 and was up $2.8 million, or 21%, from $13.5 million in the second quarter of 2016. Adjusted net interest margin improved to 2.73% in the second quarter of 2017 from 2.72% in the first quarter of 2017 and 2.64% in the second quarter of 2016. Adjusted net interest income and net interest margin benefited in both comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank in June 2017, March 2017, and December 2016. The Company maintains an asset sensitive interest rate risk position. In addition, adjusted net interest income was helped by loan growth as average loans increased $88 million, or 4%, from the first quarter of this year and $411 million, or 25%, from the second quarter of last year. In both comparisons, average loan growth was driven by higher levels of commercial real estate loans, residential mortgages and commercial business loans. Partially offsetting the improvement from loan growth was a decline in average securities which were down $88 million, or 22%, from the first quarter and $110 million, or 26%, from last year's second quarter. These declines reflected the sales of the mutual fund investment portfolio and the remaining portfolio of available-for-sale debt securities.

NONINTEREST INCOME
Noninterest income was $4.5 million in the second quarter of 2017, down from $6.8 million in the first quarter of 2017. The second quarter includes a $928,000 gain on the sale of the Company's remaining available-for-sale debt securities portfolio while the first quarter included a gain of $5.9 million from the Company's investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc., and a $1.1 million loss from the sale of the Company's investments in mutual funds. Excluding these items, noninterest income was $3.6 million in the second quarter of 2017, up $1.7 million, or

86%, from the first quarter of 2017. The improvement is due to a $1.2 million increase in loan level derivative income related to the portfolio of commercial loan customer interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter. Also contributing to the increase was a $479,000 improvement in mortgage banking income reflecting a higher level of loan sale gains.

Compared to the second quarter of 2016, noninterest income increased $1.7 million, or 60%. As noted previously, the second quarter of 2017 includes a $928,000 gain on the sale of the Company's remaining available-for-sale debt securities portfolio, however, the second quarter of 2016 also includes $664,000 of securities gains. Excluding securities gains, the improvement was driven by the same factors that caused the increase in the linked quarter comparison. Loan level derivative income was up $1.0 million and mortgage banking income grew $688,000.

NONINTEREST EXPENSE
Noninterest expense was $13.4 million in the second and first quarters of 2017 compared to $12.9 million in the second quarter of 2016. The $431,000, or 3%, increase from the second quarter of last year is mainly due to franchise growth and this can mainly be seen in the salaries and benefits as well as the occupancy and equipment expense categories. The new Seaport branch, as well as the opening of new loan and mortgage production offices, contributed to the growth in both salaries and benefits expense and occupancy and equipment expense.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was $1.1 million in the second quarter of 2017 compared to $57,000 in the first quarter of 2017 and $1.1 million in the second quarter of 2016. Loan growth and loan mix impact the level of provision needed each quarter and the increase in the provision from the first quarter reflected both factors. Loan growth was higher in the second quarter than in the first quarter and there was a change in loan mix during the second quarter with commercial real estate loans becoming a higher percentage of the total loan portfolio and residential mortgages becoming a lower percentage.

The allowance for loan losses as a percentage of total loans was 0.97% at June 30, 2017 compared to 0.95% at March 31, 2017 and 1.07% June 30, 2016. The decline in the allowance for loan losses as a percentage of total loans from a year ago was impacted by the general improvement in historical loss rates from national FDIC data, as well as the planned migration of loss rates to those more reflective of the Company's own loan loss experience. The Company had net loan chargeoffs of $76,000 in the second quarter of 2017 compared to net loan recoveries of $68,000 in the first quarter of 2017 and net loan chargeoffs of $19,000 in the second quarter of 2016.

Nonperforming assets were $12.8 million at June 30, 2017 compared to $13.1 million at March 31, 2017 and $15.0 million at June 30, 2016. The decline from a year ago was mainly due to the chargeoff of one commercial credit in the third quarter of last year. Nonperforming assets as a percentage of total assets was 0.51% at June 30, 2017 compared to 0.53% at March 31, 2017 and 0.67% at June 30, 2016.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.5 billion at June 30, 2017 and operates 11 branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017 vs. March 31, 2017	June 30, 2017 vs. June 30, 2016
Assets
Cash and due from banks	$17,292	$15,594	$13,710	10.9%	26.1%
Short term investments	33,819	19,555	29,485	72.9%	14.7%
Total cash and cash equivalents	51,111	35,149	43,195	45.4%	18.3%
Securities available-for-sale, at fair value	10,437	173,834	204,973	(94.0)%	(94.9)%
Securities held-to-maturity, at amortized cost	283,672	201,684	196,454	40.7%	44.4%
Federal Home Loan Bank stock, at cost	11,943	14,828	12,833	(19.5)%	(6.9)%
Loans held for sale	6,789	1,675	6,097	305.3%	11.3%
Loans:
1-4 family residential	895,015	896,951	675,952	(0.2)%	32.4%
Home equity	84,615	80,427	81,649	5.2%	3.6%
Commercial real estate	756,093	701,463	608,669	7.8%	24.2%
Construction	78,062	70,855	107,049	10.2%	(27.1)%
Total real estate loans	1,813,785	1,749,696	1,473,319	3.7%	23.1%
Commercial business	227,262	210,328	178,112	8.1%	27.6%
Consumer	25,047	27,325	33,707	(8.3)%	(25.7)%
Total loans	2,066,094	1,987,349	1,685,138	4.0%	22.6%
Allowance for loan losses	(19,917)	(18,875)	(18,079)	5.5%	10.2%
Loans, net	2,046,177	1,968,474	1,667,059	3.9%	22.7%
Premises and equipment, net	22,004	21,858	20,136	0.7%	9.3%
Accrued interest receivable	5,362	5,994	5,640	(10.5)%	(4.9)%
Goodwill and core deposit intangible	10,091	10,313	11,125	(2.2)%	(9.3)%
Net deferred tax asset	8,184	8,751	8,958	(6.5)%	(8.6)%
Bank-owned life insurance	32,533	32,271	31,558	0.8%	3.1%
Other assets	25,606	21,779	32,733	17.6%	(21.8)%
Total assets	$2,513,909	$2,496,610	$2,240,761	0.7%	12.2%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$359,877	$342,118	$298,178	5.2%	20.7%
Regular savings	246,484	265,116	274,866	(7.0)%	(10.3)%
Money market	674,593	622,852	506,251	8.3%	33.3%
Certificates of deposit	362,261	348,042	339,415	4.1%	6.7%
Brokered money market	44,728	50,129	45,231	(10.8)%	(1.1)%
Brokered certificates of deposit	277,320	228,465	136,965	21.4%	102.5%
Total deposits	1,965,263	1,856,722	1,600,906	5.8%	22.8%
Short-term borrowings	—	118,000	130,000	NM	NM
Long-term debt	130,000	105,000	85,000	23.8%	52.9%
Other liabilities	21,328	19,944	32,903	6.9%	(35.2)%
Total liabilities	2,116,591	2,099,666	1,848,809	0.8%	14.5%
Common stock	259	259	265	—%	(2.3)%
Additional paid-in capital	252,504	250,976	255,781	0.6%	(1.3)%
Unearned compensation- ESOP	(20,117)	(20,306)	(20,876)	(0.9)%	(3.6)%
Retained earnings	166,033	168,160	157,714	(1.3)%	5.3%
Accumulated other comprehensive loss	(1,361)	(2,145)	(932)	(36.6)%	46.0%
Total stockholders' equity	397,318	396,944	391,952	0.1%	1.4%
Total liabilities and stockholders' equity	$2,513,909	$2,496,610	$2,240,761	0.7%	12.2%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets
Cash and due from banks	$17,292	$15,594	$14,752	$15,490	$13,710
Short term investments	33,819	19,555	15,744	21,512	29,485
Total cash and cash equivalents	51,111	35,149	30,496	37,002	43,195
Securities available-for-sale, at fair value	10,437	173,834	204,836	210,273	204,973
Securities held-to-maturity, at amortized cost	283,672	201,684	201,027	197,863	196,454
Federal Home Loan Bank stock, at cost	11,943	14,828	13,352	13,505	12,833
Loans held for sale	6,789	1,675	2,761	2,134	6,097
Loans:
1-4 family residential	895,015	896,951	854,478	746,366	675,952
Home equity	84,615	80,427	79,132	80,604	81,649
Commercial real estate	756,093	701,463	686,522	660,458	608,669
Construction	78,062	70,855	75,950	71,281	107,049
Total real estate loans	1,813,785	1,749,696	1,696,082	1,558,709	1,473,319
Commercial business	227,262	210,328	205,832	169,076	178,112
Consumer	25,047	27,325	29,707	31,435	33,707
Total loans	2,066,094	1,987,349	1,931,621	1,759,220	1,685,138
Allowance for loan losses	(19,917)	(18,875)	(18,750)	(17,730)	(18,079)
Loans, net	2,046,177	1,968,474	1,912,871	1,741,490	1,667,059
Premises and equipment, net	22,004	21,858	22,034	21,362	20,136
Accrued interest receivable	5,362	5,994	6,057	5,388	5,640
Goodwill and core deposit intangible	10,091	10,313	10,560	10,831	11,125
Net deferred tax asset	8,184	8,751	10,146	8,780	8,958
Bank-owned life insurance	32,533	32,271	32,015	31,743	31,558
Other assets	25,606	21,779	23,537	33,295	32,733
Total assets	$2,513,909	$2,496,610	$2,469,692	$2,313,666	$2,240,761
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$359,877	$342,118	$331,508	$337,225	$298,178
Regular savings	246,484	265,116	262,984	270,067	274,866
Money market	674,593	622,852	573,204	518,360	506,251
Certificates of deposit	362,261	348,042	340,114	339,064	339,415
Brokered money market	44,728	50,129	53,357	46,235	45,231
Brokered certificates of deposit	277,320	228,465	247,520	170,506	136,965
Total deposits	1,965,263	1,856,722	1,808,687	1,681,457	1,600,906
Short-term borrowings	—	118,000	146,000	103,700	130,000
Long-term debt	130,000	105,000	105,000	105,000	85,000
Other liabilities	21,328	19,944	23,098	33,820	32,903
Total liabilities	2,116,591	2,099,666	2,082,785	1,923,977	1,848,809
Common stock	259	259	259	261	265
Additional paid-in capital	252,504	250,976	249,317	251,341	255,781
Unearned compensation- ESOP	(20,117)	(20,306)	(20,496)	(20,686)	(20,876)
Retained earnings	166,033	168,160	161,896	158,620	157,714
Accumulated other comprehensive income (loss)	(1,361)	(2,145)	(4,069)	153	(932)
Total stockholders' equity	397,318	396,944	386,907	389,689	391,952
Total liabilities and stockholders' equity	$2,513,909	$2,496,610	$2,469,692	$2,313,666	$2,240,761

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017 vs. March 31, 2017	June 30, 2017 vs. June 30, 2016
Interest and fees on loans	$18,715	$17,382	$14,138	7.7%	32.4%
Interest on securities	1,572	2,210	2,037	(28.9)%	(22.8)%
Dividends	193	157	155	22.9%	24.5%
Other	94	32	26	193.8%	261.5%
Total interest and dividend income	20,574	19,781	16,356	4.0%	25.8%
Interest on deposits	3,523	3,254	2,484	8.3%	41.8%
Interest on borrowings	643	646	556	(0.5)%	15.6%
Total interest expense	4,166	3,900	3,040	6.8%	37.0%
Net interest and dividend income	16,408	15,881	13,316	3.3%	23.2%
Provision for loan losses	1,118	57	1,113	1,861.4%	0.4%
Net interest and dividend income, after provision for loan losses	15,290	15,824	12,203	(3.4)%	25.3%
Deposit account fees	341	320	307	6.6%	11.1%
Interchange and ATM fees	388	348	393	11.5%	(1.3)%
Mortgage banking	1,219	740	531	64.7%	129.6%
Loan level derivative fee income	1,367	164	322	733.5%	324.5%
Realized securities gains (losses), net	928	(1,022)	664	190.8%	39.8%
Gain on exchange of investment in Northeast Retirement Services	—	5,947	—	NM	NM
Bank-owned life insurance income	261	257	257	1.6%	1.6%
Bank-owned life insurance death benefit gains	—	—	209	NM	NM
Miscellaneous	6	62	128	(90.3)%	(95.3)%
Total noninterest income	4,510	6,816	2,811	(33.8)%	60.4%
Salaries and employee benefits	7,664	7,563	7,138	1.3%	7.4%
Occupancy and equipment	2,030	2,115	1,653	(4.0)%	22.8%
Data processing	1,022	1,044	803	(2.1)%	27.3%
Professional fees	526	869	678	(39.5)%	(22.4)%
Advertising	489	367	719	33.2%	(32.0)%
FDIC deposit insurance	223	212	352	5.2%	(36.6)%
Directors' fees	428	374	399	14.4%	7.3%
Amortization of core deposit intangible	222	247	318	(10.1)%	(30.2)%
Other general and administrative	762	609	875	25.1%	(12.9)%
Total noninterest expense	13,366	13,400	12,935	(0.3)%	3.3%
Income before income taxes	6,434	9,240	2,079	(30.4)%	209.5%
Provision for income taxes	2,566	1,753	721	46.4%	255.9%
Net income	$3,868	$7,487	$1,358	(48.3)%	184.8%

Earnings per common share:
Basic	$0.16	$0.31	$0.06
Diluted	$0.16	$0.31	$0.05
Weighted average shares outstanding:
Basic	23,952,443	23,911,419	24,575,211
Diluted	24,346,553	24,275,665	24,699,794

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	June 30, 2017	June 30, 2016	% Change
Interest and fees on loans	$36,097	$27,741	30.1%
Interest on securities	3,782	4,332	(12.7)%
Dividends	350	294	19.0%
Other	126	52	142.3%
Total interest and dividend income	40,355	32,419	24.5%
Interest on deposits	6,777	4,776	41.9%
Interest on borrowings	1,289	1,126	14.5%
Total interest expense	8,066	5,902	36.7%
Net interest and dividend income	32,289	26,517	21.8%
Provision for loan losses	1,175	1,086	8.2%
Net interest and dividend income, after provision for loan losses	31,114	25,431	22.3%
Deposit account fees	661	624	5.9%
Interchange and ATM fees	736	740	(0.5)%
Mortgage banking	1,959	775	152.8%
Loan level derivative fee income	1,531	961	59.3%
Realized securities gains (losses), net	(94)	420	(122.4)%
Gain on exchange of cost basis investment	5,947	—	NM
Bank-owned life insurance income	518	514	0.8%
Bank-owned life insurance death benefit gains	—	209	NM
Miscellaneous	68	(55)	(223.6)%
Total noninterest income	11,326	4,188	170.4%
Salaries and employee benefits	15,227	14,023	8.6%
Occupancy and equipment	4,145	3,272	26.7%
Data processing	2,066	1,564	32.1%
Professional fees	1,395	1,159	20.4%
Advertising	856	1,251	(31.6)%
FDIC deposit insurance	435	698	(37.7)%
Directors' fees	802	737	8.8%
Amortization of core deposit intangible	469	660	(28.9)%
Other general and administrative	1,371	1,639	(16.4)%
Total noninterest expense	26,766	25,003	7.1%
Income before income taxes	15,674	4,616	239.6%
Provision for income taxes	4,319	1,591	171.5%
Net income	$11,355	$3,025	275.4%

Earnings per common share:
Basic	$0.47	$0.12
Diluted	$0.47	$0.12
Weighted average shares outstanding:
Basic	23,932,044	24,817,260
Diluted	24,311,222	24,912,729

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Interest and fees on loans	$18,715	$17,382	$16,099	$15,113	$14,138
Interest on securities	1,572	2,210	2,325	2,238	2,037
Dividends	193	157	990	312	155
Other	94	32	20	22	26
Total interest and dividend income	20,574	19,781	19,434	17,685	16,356
Interest on deposits	3,523	3,254	2,980	2,732	2,484
Interest on borrowings	643	646	504	458	556
Total interest expense	4,166	3,900	3,484	3,190	3,040
Net interest and dividend income	16,408	15,881	15,950	14,495	13,316
Provision for loan losses	1,118	57	927	2,872	1,113
Net interest and dividend income, after provision (credit) for loan losses	15,290	15,824	15,023	11,623	12,203
Deposit account fees	341	320	356	347	307
Interchange and ATM fees	388	348	388	418	393
Mortgage banking	1,219	740	436	1,262	531
Loan level derivative fee income	1,367	164	640	770	322
Realized securities gains (losses), net	928	(1,022)	298	562	664
Gain on exchange of investment in Northeast Retirement Services	—	5,947	—	—	—
Bank-owned life insurance income	261	257	272	262	257
Bank-owned life insurance death benefit gains	—	—	—	297	209
Miscellaneous	6	62	1,417	214	128
Total noninterest income	4,510	6,816	3,807	4,132	2,811
Salaries and employee benefits	7,664	7,563	7,234	7,596	7,138
Occupancy and equipment	2,030	2,115	2,291	1,807	1,653
Data processing	1,022	1,044	988	908	803
Professional fees	526	869	736	743	678
Advertising	489	367	677	495	719
FDIC deposit insurance	223	212	157	270	352
Directors' fees	428	374	377	344	399
Amortization of core deposit intangible	222	247	271	294	318
Other general and administrative	762	609	778	777	875
Total noninterest expense	13,366	13,400	13,509	13,234	12,935
Income before income taxes	6,434	9,240	5,321	2,521	2,079
Provision for income taxes	2,566	1,753	1,323	891	721
Net income	$3,868	$7,487	$3,998	$1,630	$1,358

Earnings per common share:
Basic	$0.16	$0.31	$0.17	$0.07	$0.06
Diluted	$0.16	$0.31	$0.17	$0.07	$0.05
Weighted average shares outstanding:
Basic	23,952,443	23,911,419	23,919,483	24,129,512	24,575,211
Diluted	24,346,553	24,275,665	24,032,613	24,307,540	24,699,794

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,046,288	$18,770	3.68%	$1,958,647	$17,436	3.61%	$1,635,256	$14,191	3.49%
Securities (1)	309,909	1,621	2.10	398,201	2,240	2.28	419,685	2,080	1.99
Other interest earning assets and FHLB stock	36,768	243	2.65	31,842	171	2.18	36,584	162	1.78
Total interest-earning assets	2,392,965	20,634	3.46%	2,388,690	19,847	3.37%	2,091,525	16,433	3.16%
Non-interest-earning assets	102,750			93,397			100,104
Total assets	$2,495,715			$2,482,087			$2,191,629

Interest-bearing liabilities
NOW	$150,711	$17	0.05%	$145,396	$16	0.04%	$139,100	$16	0.05%
Regular savings	255,255	208	0.33	262,578	218	0.34	276,451	233	0.34
Money market	688,600	1,669	0.97	653,165	1,519	0.94	479,564	983	0.82
Certificates of deposit	573,997	1,629	1.14	567,642	1,501	1.07	458,328	1,252	1.10
Total interest-bearing deposits	1,668,563	3,523	0.85	1,628,781	3,254	0.81	1,353,443	2,484	0.74
Borrowings	204,786	643	1.26	256,500	646	1.02	271,242	556	0.82
Total interest-bearing liabilities	1,873,349	4,166	0.89%	1,885,281	3,900	0.84%	1,624,685	3,040	0.75%
Non-interest-bearing deposits	189,180			183,520			145,171
Other non-interest-bearing liabilities	33,664			21,035			27,513
Total liabilities	2,096,193			2,089,836			1,797,369
Stockholders' equity	399,522			392,251			394,260
Total liabilities and stockholders' equity	$2,495,715			$2,482,087			$2,191,629

Net interest and dividend income (FTE)		16,468			15,947			13,393
Less: FTE adjustment		(60)			(66)			(77)
Net interest and dividend income (GAAP)		$16,408			$15,881			$13,316

Net interest rate spread (FTE)			2.57%			2.53%			2.41%
Net interest margin (FTE)			2.76%			2.71%			2.58%
Total deposit cost			0.76%			0.73%			0.67%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	June 30, 2017			June 30, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,002,710	$36,206	3.65%	$1,602,248	$27,847	3.50%
Securities (1)	352,212	3,861	2.21	424,850	4,448	2.11
Other interest earning assets and FHLB stock	34,318	414	2.43	36,654	288	1.58
Total interest-earning assets	2,389,240	40,481	3.42%	2,063,752	32,583	3.17%
Non-interest-earning assets	99,698			100,319
Total assets	$2,488,938			$2,164,071

Interest-bearing liabilities
NOW	$148,068	$33	0.04%	$137,234	$32	0.05%
Regular savings	258,896	426	0.33	281,492	484	0.35
Money market	670,980	3,188	0.96	455,276	1,829	0.81
Certificates of deposit	570,837	3,130	1.11	446,951	2,431	1.09
Total interest-bearing deposits	1,648,781	6,777	0.83	1,320,953	4,776	0.73
Borrowings	230,500	1,289	1.13	274,549	1,126	0.82
Total interest-bearing liabilities	1,879,281	8,066	0.87%	1,595,502	5,902	0.74%
Non-interest-bearing deposits	186,366			146,566
Other non-interest-bearing liabilities	27,385			26,993
Total liabilities	2,093,032			1,769,061
Stockholders' equity	395,906			395,010
Total liabilities and stockholders' equity	$2,488,938			$2,164,071

Net interest and dividend income (FTE)		32,415			26,681
Less: FTE adjustment		(126)			(164)
Net interest and dividend income (GAAP)		$32,289			$26,517

Net interest rate spread (FTE)			2.55%			2.43%
Net interest margin (FTE)			2.74%			2.60%
Total deposit cost			0.74%			0.65%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used for 2016.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Interest-earning assets
Total loans	$2,046,288	$1,958,647	$1,823,046	$1,726,088	$1,635,256
Securities	309,909	398,201	408,351	403,038	419,685
Other interest earning assets and FHLB stock	36,768	31,842	29,235	31,236	36,584
Total interest-earning assets	2,392,965	2,388,690	2,260,632	2,160,362	2,091,525
Non-interest-earning assets	102,750	93,397	104,188	106,589	100,104
Total assets	$2,495,715	$2,482,087	$2,364,820	$2,266,951	$2,191,629

Interest-bearing liabilities
NOW	$150,711	$145,396	$144,520	$140,273	$139,100
Regular savings	255,255	262,578	265,589	272,950	276,451
Money market	688,600	653,165	597,891	560,098	479,564
Certificates of deposit	573,997	567,642	526,433	471,040	458,328
Total interest-bearing deposits	1,668,563	1,628,781	1,534,433	1,444,361	1,353,443
Borrowings	204,786	256,500	223,693	224,660	271,242
Total interest-bearing liabilities	1,873,349	1,885,281	1,758,126	1,669,021	1,624,685
Non-interest-bearing deposits	189,180	183,520	188,797	171,317	145,171
Other non-interest-bearing liabilities	33,664	21,035	29,861	33,936	27,513
Total liabilities	2,096,193	2,089,836	1,976,784	1,874,274	1,797,369
Stockholders' equity	399,522	392,251	388,036	392,677	394,260
Total liabilities and stockholders' equity	$2,495,715	$2,482,087	$2,364,820	$2,266,951	$2,191,629

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Interest-earning assets
Total loans (1)	3.68%	3.61%	3.53%	3.50%	3.49%
Securities (1)	2.10%	2.28%	3.12%	2.38%	1.99%
Other interest earning assets and FHLB stock	2.65%	2.18%	1.97%	2.17%	1.78%
Total interest-earning assets	3.46%	3.37%	3.43%	3.27%	3.16%

Interest-bearing liabilities
NOW	0.05%	0.04%	0.05%	0.05%	0.05%
Regular savings	0.33%	0.34%	0.34%	0.33%	0.34%
Money market	0.97%	0.94%	0.88%	0.83%	0.82%
Certificates of deposit	1.14%	1.07%	1.07%	1.11%	1.10%
Total interest-bearing deposits	0.85%	0.81%	0.77%	0.75%	0.74%
Borrowings	1.26%	1.02%	0.90%	0.81%	0.82%
Total interest-bearing liabilities	0.89%	0.84%	0.79%	0.76%	0.75%

Net interest rate spread (FTE) (1)	2.57%	2.53%	2.64%	2.51%	2.41%
Net interest margin (FTE) (1)	2.76%	2.71%	2.82%	2.68%	2.58%
Total deposit cost	0.76%	0.73%	0.69%	0.67%	0.67%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited, dollars in thousands, except share data)	Quarter Ended
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,434	$2,566	$3,868	$0.16
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Non-GAAP basis	$5,506	$2,233	$3,273	$0.14

	Quarter Ended
	March 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$9,240	$1,753	$7,487	$0.31
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$4,347	$1,695	$2,652	$0.11

	Year to Date
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$15,674	$4,319	$11,355	$0.47
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$9,853	$3,928	$5,925	$0.25

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.16	$0.31	$0.17	$0.07	$0.06
Non-GAAP	0.14	0.11	n/a	n/a	n/a

Return on average assets (ROAA)
GAAP	0.62%	1.22%	0.67%	0.29%	0.25%
Non-GAAP	0.53%	0.43%	n/a	n/a	n/a

Return on average equity (ROAE)
GAAP	3.88%	7.74%	4.10%	1.65%	1.39%
Non-GAAP	3.29%	2.74%	n/a	n/a	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	3.99%	7.95%	4.22%	1.70%	1.43%
Non-GAAP	3.37%	2.82%	n/a	n/a	n/a

Efficiency ratio (2) (3)
GAAP	64%	59%	68%	71%	80%
Non-GAAP	67%	75%	n/a	n/a	n/a
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Year to Date
	June 30, 2017	June 30, 2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.47	$0.12
Non-GAAP	0.25	n/a

Return on average assets (ROAA)
GAAP	0.92%	0.39%
Non-GAAP	0.48%	n/a

Return on average equity (ROAE)
GAAP	5.78%	2.20%
Non-GAAP	3.02%	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	5.94%	2.27%
Non-GAAP	3.10%	n/a

Efficiency ratio (2) (3)	61%	75%
GAAP	71%	n/a
Non-GAAP
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Asset Quality
Non-performing Assets	$12,779	$13,109	$14,983	$12,779	$14,983
Non-performing Assets/ Total Assets	0.51%	0.53%	0.67%	0.51%	0.67%
Allowance for Loan Losses/ Total Loans	0.97%	0.95%	1.07%	0.97%	1.07%
Net Charge-offs (Recoveries)	$76	$(68)	$19	$8	$109
Annualized Net Charge-offs (Recoveries)/ Average Loans	0.01%	(0.01)%	—%	—%	0.01%
Allowance for Loan Losses/ Nonperforming Loans	156%	144%	121%	156%	121%

Capital/Other
Common shares outstanding	26,860,988	26,858,328	27,397,842
Book value per share	$14.79	$14.78	$14.31
Tangible book value per share	$14.42	$14.40	$13.90
Tangible Common Equity/Tangible Assets (1) (2)	15.47%	15.55%	17.08%
Full-time Equivalent Employees	230	227	231
(1) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.

(2)Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.